Exhibit 1.01

Coherent, Inc.
Conflict Minerals Report
For the year ended December 31, 2014

This Conflict Minerals Report of Coherent, Inc. (“we”, “us” or the “Company”) for calendar year 2014 is provided pursuant to Rule 13p-1 (Rule 13p-1) under the Securities Exchange Act of 1934 (the 1934 Act). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this report, unless otherwise defined herein. This report has been prepared by management and includes all majority-owned subsidiaries of the Company.

Introduction

We are one of the world's leading providers of lasers and laser-based solutions. Our products feature superior reliability and performance, and provide significant cost advantages for commercial and industrial customers competing in the most demanding markets.

Founded in 1966, we design, manufacture and market laser sources, laser tools and systems, accessories and components for customers across the globe. In addition to laser sources and tools, we also offer leading-edge beam forming and beam guidance systems as well as laser beam measurement and control equipment. Our laser products include diode-pumped solid state lasers; fiber lasers; CO2, excimer and ion gas lasers; optically pumped semiconductor lasers; semiconductor lasers; and ultrafast lasers.

The capabilities of our products are exceptionally diverse and are used in a wide range of markets and applications, including microelectronics, including semiconductor test and measurement, and advanced packaging; graphic arts and display; materials processing; instrumentation for biotechnology and medical imaging; production of flat panel displays and solar cells; and in advanced engineering, genetics, biology, chemistry, and physics.

Conflict minerals are currently defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten, unless the Secretary of State determines that additional derivatives are financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (together, the “Covered Countries”). Collectively, conflict minerals are known as “3TG” – for tin, tantalum, tungsten, and gold. 3TG are commonly used across the electronics industry generally and are necessary to the functionality and/or production of our products. Uses of the 3TG include:

•
Gold is a highly efficient conductor that can carry low voltages and currents and remain free of corrosion. It is used in various Coherent systems as connectors, switch and relay contacts, soldering joints, connecting wires and connection strips.

•	Tin is commonly used in the electronics industry for coating lead or zinc and steel to prevent corrosion. Tin can also be found in Coherent systems used in solders for joining electronic circuits.

•
Tungsten is often used for electron emitters and is an important mineral for electrical contact materials as tungsten withstands the conditions of an electric arc. Tungsten is an important component in integrated circuitry used within Coherent systems.

•
Tantalum is a heat-resistant powder that can hold a high electrical charge; it is an important element in creating capacitors that are used to control current flow in the circuit boards in most Coherent systems.

Reasonable Country of Origin Inquiry
At the end of 2012, an internal working group evaluated our supply chain and determined to move forward with a risk-based resource allocation for our reasonable country of origin inquiry (“RCOI”) process. This evaluation was repeated in 2013 and again in 2014 and, upon review, it was noted that there has been limited changeover in our supply chain; the 2012 process to create four Conflict Minerals assessment categories was deemed valid for the 2014 reporting cycle. The four Supply Chain Conflict Minerals categories are as follows:

Category	Description	Approximate Category Size
One	High Risk. Suppliers from whom we directly source materials that are either fully comprised of, or largely made from, a 3TG material (example, gold)	30 suppliers
Two	Medium Risk. Suppliers from whom we source subsystems, components or other products which are likely to include 3TG (example, electronic subcomponents)	Categories two and three combined contain more than 2,200 suppliers representing over 27,000 unique parts
Three	Low Risk. Commonly used and available (catalog) parts that may contain 3TG materials (example, screws, washers, bolts)
Four	Suppliers which provide products which do not include 3TG (example, a plastic button cover)

Following this category review, we conducted a reasonable country of origin inquiry (RCOI) employing a variety of measures to determine whether the necessary conflict minerals in our products originated from the Covered Countries. Category One suppliers were engaged through direct discussions as well as written survey responses. We successfully contacted all Category One suppliers who have reported the following Conflict Minerals status to Coherent: 93% use 3TG and are DRC Conflict Free; 7% use 3TG minerals and have reported such 3TG minerals as DRC conflict undeterminable. This ratio has not changed since the initial inquiry in 2013. Additional efforts will be made to either have the 7% of the suppliers determine the source of the 3TG materials or, if possible, find alternate sourcing.

With regards to the large volume of Category Two and Three suppliers, our primary means of determining country of origin is through an active supply-chain survey using the Electronic Industry Citizenship Coalition, Incorporated and Global e-Sustainability Initiative (EICC/GeSI) Conflict Minerals Reporting Template. The EICC/GeSI format has become an industry standard for collecting Conflict Minerals data from the supply chain. To assist us with this survey we retained an expert outside consulting firm. As an on-going project for nearly two years, each Category Two and Three supplier is asked to provide 3TG information, always leveraging the latest EICC/GeSI format. Also, as a formal process, we make minimally three separate attempts to contact Category Two and Three suppliers who have yet to provide a complete EICC form. While there are still a number of suppliers which have not sufficiently completed their surveys, at of the time of this filing we have received responses from Category Two and Three suppliers representing approximately 77% (up from 56%) of the parts which are likely to contain 3TG minerals that were used in our end products sold in calendar year 2014. These parts have the following EICC report status: 30% have been found to be “DRC Conflict Free”; 17% are “DRC Conflict Undeterminable”; 5% show 3TG minerals were not used; 25% of the EICC forms are pending approval of our internal quality check; and approximately 23% of the parts are covered by suppliers who have yet to respond. Due to the incomplete dataset, our conflict minerals classification is currently DRC conflict undeterminable.

For suppliers included in Categories One, Two and Three who have responded to our request for 3TG country of origin, we have been able to determine the following smelter/country information:

Minerals	Smelter / Country of origin may include the following	Change in number of Countries of origin since the 2013 reporting period
Gold
Australia, Belgium, Brazil, Canada, Chile, China, Germany, Hong Kong, Indonesia, Italy, Japan, Kazakhstan, Korea Republic of, Kyrgyzstan, Mexico, Netherlands, Philippines, Russian Federation, Saudi Arabia, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, United States, Uzbekistan
From 14 to 29
Tantalum	Austria, Brazil, China, Estonia, Germany, India, Japan, Kazakhstan, Mexico, Russian Federation, South Africa, Thailand, United States	From 7 to 13
Tin	Belgium, Bolivia, Brazil, China, Indonesia, Japan, Malaysia, Peru, Philippines, Poland, Russian Federation, Taiwan, Thailand, United States	From 11 to 14
Tungsten	Austria, China, Germany, Japan, Russian Federation, United States, Vietnam	From 6 to 7

Coherent believes, to the extent reasonably determinable, the following table presents all smelters which, to the extent known, processed the necessary 3TG minerals that are used in Coherent products during the reporting period. Smelter information was provided to Coherent by the suppliers through their EICC/GeSI reporting form.

Material	Smelter Name	Refiner Location
Gold	Aida Chemical Industries Co., Ltd.	Fuchu, Tokyo, Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Pforzheim, Baden-Württemberg, Germany
Gold	AngloGold Ashanti Córrego do Sítio Mineraçäo	Nova Lima, Minas Gerais, Brazil
Gold	Argor-Heraeus SA	Mendrisio, Ticino, Switzerland
Gold	Asahi Pretec Corporation	Amagasaki Factory, Kobe, Hyogo, Japan

Material	Smelter Name	Refiner Location
Gold	Asahi Pretec Corporation	Ehime Factory, Saijyo, Ehime, Japan
Gold	Asahi Pretec Corporation	Saitama Factory, Kobe, Hyogo, Japan
Gold	Asahi Pretec Corporation	Technical Research Center, Kobe, Hyogo, JP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Istanbul, Turkey
Gold	Aurubis AG	Hamburg, Hamburg, Germany
Gold	Boliden AB	Skelleftehamn, Västerbotten, Sweden
Gold	C. Hafner GmbH + Co. KG	Pforzheim, Baden-Württemberg, Germany
Gold	CCR Refinery – Glencore Canada Corporation	Montréal, Quebec, Canada
Gold	Chimet S.p.A.	Arezzo, Tuscany, Italy
Gold	Dowa	Kosaka, Akiau, Japan Chiyoda, Tokyo, Japan
Gold	Eco-System Recycling Co., Ltd.	Honjo, Saitama, Japan
Gold	Heimerle + Meule GmbH	Pforzheim, Baden-Württemberg, Germany
Gold	Heimerle + Meule GmbH	Vienna, Vienna, Austria
Gold	Heraeus Ltd. Hong Kong	Fanling, Hong Kong, China
Gold	Heraeus Precious Metals GmbH & Co. KG	Hanau, Hesse, Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Soka, Saitama, Japan
Gold	Istanbul Gold Refinery	Kuyumcukent, Istanbul, Turkey
Gold	Japan Mint	Osaka, Japan
Gold	Johnson Matthey Inc.	Salt Lake City, Utah, USA
Gold	Johnson Matthey Limited	Brampton, Ontario, Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plt	Verkhnyaya Pyshma, Russia
Gold	JSC Uralelectromed	Verkhnyaya Pyshma, Russia
Gold	JX Nippon Mining & Metals Co., Ltd.	Oita, Oita, Japan
Gold	Kazzinc	Ust-Kamenogorsk, Kazakhstan
Gold	Kennecott Utah Copper LLC	Salt Lake City, Utah, USA
Gold	Kojima Chemicals Co., Ltd.	Sayama, Saitama, Japan
Gold	L'azurde Company For Jewelry	Riyadh, Saudi Arabia
Gold	LS-NIKKO Copper Inc.	Onsan-eup, Ulsan, Korea
Gold	Materion	Buffalo, New York, USA
Gold	Materion	Wheatfield, New York, USA
Gold	Matsuda Sangyo Co., Ltd.	Iruma Factory, Iruma, Saitama, Japan
Gold	Matsuda Sangyo Co., Ltd.	Iruma Second Factory, Iruma, Saitama, Japan
Gold	Matsuda Sangyo Co., Ltd.	Musashi Factory, Iruma, Saitama, Japan
Gold	Matsuda Sangyo Co., Ltd.	R&D Center, Iruma, Saitama, Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	Kwai Chung, Hong Kong, China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Tuas Tech Park, Tuas, Singapore
Gold	Metalor Technologies SA	Neuchâtel, Neuchâtel, Switzerland
Gold	Metalor USA Refining Corporation	North Attleboro, Massachusetts, USA
Gold	Metalurgica Met-Mex Penoles, S.A. DE C.V	Torreon, Mexico
Gold	Mitsubishi Materials Corporation	Naoshima, Kagawa, Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Takehara, Hiroshima, Japan
Gold	MMTC-PAMP India Pvt., Ltd.	Mewat, Haryana, India
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Bahçelievler, Turkey
Gold	Nihon Material Co., Ltd.	Noda, Chiba, Japan
Gold	Ohio Precious Metals, LLC	Jackson, Ohio, USA

Material	Smelter Name	Refiner Location
Gold	Ohura Precious Metal Industry Co., Ltd.	Nara-shi, Nara, Japan
Gold	OJSC Krastvetmet	Krasnoyarsk, Russia
Gold	PAMP SA	Castel San Pietro, Ticino, Switzerland
Gold	PT Aneka Tambang (Persero) Tbk	Jakarta, Indonesia
Gold	PX Précinox SA	La Chaux-de-Fonds, Neuchâtel, Switzerland
Gold	Rand Refinery (Pty) Ltd.	Germiston, Gauteng, South Africa
Gold	Republic Metals Corporation	Miami, Florida, USA
Gold	Royal Canadian Mint	Ottawa, Ontario, Canada
Gold	Schöne Edelmetaal B.V.	Amsterdam, The Netherlands
Gold	SEMPSA Joyería Platería SA	Madrid, Madrid, Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Zhaoyuan, Shandong, China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Chengdu, China
Gold	Singway Technology Co., Ltd.	Plant 2 Dayuan Township, Taoyuan County, Taiwan
Gold	Singway Technology Co., Ltd.	Plant 3 Dayuan Township, Taoyuan County, Taiwan
Gold	Solar Applied Materials Technology Corp.	Tainan City, Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Saijyo, Ehime, Japan
Gold	T.C.A S.p.A	Capolona, Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Hiratsuka, Kanagawa, Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	Laizhou City, China
Gold	Tokuriki Honten Co., Ltd.	Kuki, Saitama, Japan
Gold	Umicore Brasil Ltda.	Guarulhos, São Paulo, Brazil
Gold	Umicore Precious Metals Thailand	Dokmai, Pravet, Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Hoboken, Antwerp, Belgium
Gold	United Precious Metal Refining, Inc.	Alden, New York, USA
Gold	Valcambi SA	Balerna, Ticino, Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Cloverdale, Western Australia, Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Tennoji, Osaka, Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corp	Sanmenxia City, China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Shanghang, China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Changsha, Hunan, China
Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua, Guangdong, China
Tantalum	D Block Metals, LLC	Gastonia, North Carolina, USA
Tantalum	D Block Metals, LLC	Gastonia, North Carolina, USA
Tantalum	Duoluoshan	Plant 1, Sihui City, Guangdong, China
Tantalum	Duoluoshan	Plant 2, Sihui City, Guangdong, China
Tantalum	Duoluoshan	Plant 3, Sihui City, Guangdong, China
Tantalum	Exotech Inc.	Pompano Beach, Florida, USA
Tantalum	F&X Electro-Materials Ltd.	Jiangmen, Guangdong, China
Tantalum	FIR Metals & Resource Ltd.	Zhuzhou, Hunan, China
Tantalum	Global Advanced Metals Aizu	Aizuwakamatsu, Fukushima, Japan
Tantalum	Global Advanced Metals Boyertown	Boyertown, Pennsylvania, USA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Yingde, Guangdong, China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili br.	Kaili, Guizhou, China

Material	Smelter Name	Refiner Location
Tantalum	H.C. Starck Co., Ltd.	Map Ta Phut, Rayong, Thailand
Tantalum	H.C. Starck GmbH Goslar	Goslar, Lower Saxony, Germany
Tantalum	H.C. Starck GmbH Laufenburg	Laufenburg, Baden-Württemberg, Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Hermsdorf, Thuringia, Germany
Tantalum	H.C. Starck Inc.	Newton, Massachusetts, USA
Tantalum	H.C. Starck Ltd.	Mito, Ibaraki, Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Laufenburg, Baden-Württemberg, Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co. Ltd.	Hengyang, Hunan, China
Tantalum	Hi-Temp Specialty Metals, Inc	Yaphank, New York, USA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Fengxin, Jiangxi, China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Jiujiang, Jiangxi, China
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang, Jiangxi, China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang, Jiangxi, China
Tantalum	KEMET Blue Metals	Matamoros, Tamaulipas, Mexico
Tantalum	KEMET Blue Powder	Mound House, Nevada, USA
Tantalum	King-Tan Tantalum Industry Ltd.	Yifeng, Jiangxi, China
Tantalum	LSM Brasil S.A.	Sao Joao Del Rei, Minas Gerais, Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	District Raigad, Maharashtra, India
Tantalum	Mineração Taboca S.A.	Presidente Figueiredo, Amazonas, Brazil
Tantalum	Mitsui Mining & Smelting	Omuta, Fukuoka, Japan
Tantalum	Molycorp Silmet A.S.	Sillamäe, Ida-Virumaa, Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Shizuishan, Ningxia, China
Tantalum	Plansee SE Liezen	Liezen, Styria, Austria
Tantalum	Plansee SE Reutte	Reutte, Tyrol, Austria
Tantalum	QuantumClean	Fremont, California, USA
Tantalum	RFH Tantalum Smeltry Co., Ltd.	Zhuzhou, Hunan, China
Tantalum	Solikamsk Magnesium Works OAO	Solikamsk, Perm Krai, Russia
Tantalum	Taki Chemical	Harima, Hyogo, Japan
Tantalum	Telex Metals	Croydon, Pennsylvania, USA
Tantalum	Ulba Metallurgical Plant JSC	Ust-Kamenogorsk, East Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	YunFu City, Guangdong, China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Yichun, Jiangxi, China
Tantalum	Zhuzhou Cemented Carbide	Zhuzhou, Hunan, China
Tin	Alpha	Altoona, Pennsylvania, USA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Bom Futuro, Rondônia, Brazil
Tin	CV Ayi Jaya	Sungai Liat, Bangka Belitung, Indonesia
Tin	CV United Smelting	Pangkal Pinang, Bangka, Indonesia
Tin	Dowa	Kosaka, Akiau, Japan Chiyoda, Tokyo, Japan
Tin	Elmet S.L.U (Metallo Group)	Berango, Spain
Tin	EM Vinto	Oruro, Oruro, Bolivia
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu, Yunnan, China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Nanchang, Jiangxi, China
Tin	Magnu's Minerais Metais e Ligas Ltda.	São João Del Rei, Minas Gerais, Brazil
Tin	Malaysia Smelting Corporation (MSC)	Butterworth, Penang, Malaysia
Tin	Melt Metais e Ligas S/A	Ariquemes, Rondonia, Brazil

Material	Smelter Name	Refiner Location
Tin	Metallo-Chimique N.V.	Beerse, Belgium
Tin	Mineração Taboca S.A.	Pirapora do Bom Jesus, São Paulo, Brazil
Tin	Minsur	Paracas, Ica, Perú
Tin	Mitsubishi Materials Corporation	Asago, Hyogo, Japan
Tin	Mitsubishi Materials Corporation	Chiyoda, Tokyo, Japan
Tin	Operaciones Metalurgical S.A.	Oruro, Oruro, Bolivia
Tin	PT Artha Cipta Langgeng	Sungailiat, Bangka, Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Sungailiat, Bangka, Indonesia
Tin	PT Babel Inti Perkasa	Lintang, Bangka Belitung, Indonesia
Tin	PT Bangka Putra Karya	Pangkal Pinang, Bangka, Indonesia
Tin	PT Bangka Tin Industry	Sungailiat, Bangka, Indonesia
Tin	PT Belitung Industri Sejahtera	Kabupaten Belitung, Bangka Belitung, Indonesia
Tin	PT Bukit Timah	Pangkal Pinang, Bangka, Indonesia
Tin	PT DS Jaya Abadi	Pangkal Pinang, Bangka, Indonesia
Tin	PT Eunindo Usaha Mandiri	Kepulauan Riau, Riau Islands, Indonesia
Tin	PT Mitra Stania Prima	Sungailiat, Bangka, Indonesia
Tin	PT Panca Mega Persada	Sungailiat, Bangka, Indonesia
Tin	PT Prima Timah Utama	Propinsi Kepulauan, Bangka Belitung, Indonesia
Tin	PT Refined Bangka Tin	Sungailiat, Bangka Belitung, Indonesia
Tin	PT Sariwiguna Binasentosa	Pangkal Pinang, Bangka, Indonesia
Tin	PT Stanindo Inti Perkasa	Pangkal Pinang, Bangka, Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Kundur, Riau Islands, Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Mentok, Bangka, Indonesia
Tin	PT Tinindo Inter Nusa	Pangkal Pinang, Bangka, Indonesia
Tin	PT Wahana Perkit Jaya	Kabupaten Meranti, Riau Province, Indonesia
Tin	Thaisarco	Amphur Muang, Phuket, Thailand
Tin	White Solder Metalurgia e Mineração Ltda.	Ariquemes, Rondonia, Brazil
Tin	Yunnan Tin Group (Holding) Company Limited	Gejiu, Yunnan, China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Haiphong, Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou, Hunan, China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.†	Longyan, Fujian, China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou, Jiangxi, China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou, Jiangxi, China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou, Jiangxi, China
Tungsten	Global Tungsten & Powders Corp.†	Towanda, Pennsylvania, USA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hengyang, Hunan, China
Tungsten	Japan New Metals Co., Ltd.†	Akita, Japan
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Xiushui, Jiangxi, China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Nanfeng Xiaozhai, Yunnan, China
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.†	Halong City, Quang Ninh Province, Vietnam
Tungsten	Wolfram Bergbau und Hütten AG†	St. Martin i.S, Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen, Xiamen, China
Tungsten	Xiamen Tungsten Co., Ltd.	Haicang, Xiamen, China

Due Diligence

We are required to perform due diligence in order to determine the conflict minerals status of the necessary conflict minerals used in our products. Our due diligence processes and efforts have been developed to conform in all material respects with the 2nd edition of The Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold and for tin, tantalum and tungsten (OECD Guidance). The OECD Guidance provides a five-step framework for risk-based due diligence in the mineral supply chain: (1) establish strong company management systems; (2) identify and assess risk in the supply chain; (3) design and implement a strategy to respond to identified risks; (4) carry out independent third-party audit of supply chain due diligence at identified points in the supply chain; and (5) report on supply chain due diligence. We provide further information on each of these elements below.

(1)Establish strong company management systems

In an effort to establish strong management systems, we have:

•
adopted a corporate policy on conflict-free sourcing including a stated goal to not knowingly source any metals from operations that fund conflict. Further, the policy states that Coherent will seek alternate sources of 3TG if any of our suppliers cannot demonstrate adequate due diligence documenting that the metals used in the manufacture of our products are conflict-free.

•
posted our corporate policy on our Internet site, http://www.coherent.com/download/8833. The content of any website referred to in this Conflict Minerals Report is included for general information only and is not incorporated by reference in this Conflict Minerals Report.

•
established a Supplier Environmental Compliance Requirements document outlining the expectation for every supplier to provide Conflict Minerals declaration for all parts and materials provided to Coherent using the EICC/GeSi format. We are currently evaluating the impact of requiring such documentation to be completed prior to the retention of any new supplier on a worldwide basis.

•
established an internal management system leveraging the industry standard EICC/GeSI form to collect conflict minerals data from all in-scope and active suppliers. As noted above, we have identified over 2,200 suppliers representing over 27 ,000 unique parts were identified and are a part of our Conflict Minerals management program. Surveys have been set to all suppliers with multiple attempts to contact those suppliers who have yet to respond. Each returned survey is audited internally for its completeness and any potential inconsistencies. Progress is regularly reported to senior leadership and shared with the Corporate Supply Chain organization.

(2)	Identify and assess risk in the supply chain

In an effort to identify and assess risk in the supply chain, we have:

•
required all in-scope suppliers to disclose active smelters and refiners through the submittal of a complete EICC/GeSi form. Smelters are reviewed to determine whether they are active in the Conflict-Free Smelter Program (“CFSP”). Pursuant to our corporate policy, future decisions on sourcing will be impacted by a supplier’s response and their participation in the CFSP program.

•
engaged directly with each Category One supplier to confirm that each such supplier is providing us with a completed EICC form and, where appropriate, will consider other suppliers if the supplier is unable to declare their products as DRC Conflict Free.

(3)	Design and implement a strategy to respond to identified risks

In an effort to design and implement a strategy to respond to identified risks, we:

•	regularly report to senior management on the status of our Conflict Minerals Program. Additionally, conflict minerals status updates are included in our ISO140000 review management meetings.

•	regularly review our contingency planning for our supply chain, including replacement risk for those suppliers who have not yet replied to our information requests.

(4)	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

•
We do not have a direct supplier relationship with smelters. We will continue to support the development and implementation of independent third party audits of smelters such as the Conflict-Free Smelter Program and will encourage our suppliers to purchase materials from audited, conflict-free smelters. We are continuing to evaluate direct independent third party audits of our Category One suppliers and an assessment of their diligence steps taken with regards to any purchases made from smelters.

(5)	Report on supply chain due diligence

In an effort to report on supply chain due diligence, we have:

•
leveraged our new Corporate Policy on Conflict Minerals and Environmental Requirements document, which is provided to all current suppliers (as well as future potential suppliers). Further, suppliers are encouraged to sign a ‘Certificate of Compliance with Coherent’s Environmental Policy’, which includes the obligation to provide Conflict Minerals declarations.

•	filed this Conflict Minerals Report as an Exhibit to our Form SD and publicly disclosed it on our Internet site under the Corporate Sustainability and Responsibility Tab at www.coherent.com.

Additional Risk Mitigation Steps

As noted above. We have made the determination that our products are DRC conflict undeterminable due to the incomplete dataset provided by our suppliers. While we experienced a significant increase in EICC/GeSI supplier responses as compared against the 2013 reporting period, we will continue to take additional measures to improve our conflict minerals program including:

•	working with our smaller suppliers to further educate them on the Conflict Minerals rule and assist them in completing the EICC/GeSI form;

•	critically evaluating the business relationship with suppliers who refuse to provide a complete assessment of their conflict minerals status;

•	identifying alternate supply sources for suppliers who respond as “Not Conflict Free”; and

•	requesting that all smelters identified in the EICC/GeSI survey participate in a program such as the Conflict Free Smelter (CFS) program in order to obtain a “conflict-free” designation.